Exhibit 3.1

Business Entity - Filing Acknowledgement 01/10/2024 Work Order Item Number: W2024011000383-3390553 Filing Number: 20243748592 Filing Type: Amendment After Issuance of Stock Filing Date/Time: 1/10/2024 8:50:00 AM Filing Page(s): 2 Indexed Entity Information: Entity ID: C8119-1987 Entity Name: SEELOS THERAPEUTICS, INC. Entity Status: Active Expiration Date: None Commercial Registered Agent C T CORPORATION SYSTEM 701 S CARSON ST STE 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 401 N. Carson Street Exhibit 3.1

Certified Copy 1/10/2024 9:13:20 AM Work Order Number: W2024011000383 Reference Number: 20243748616 Through Date: 1/10/2024 9:13:20 AM Corporate Name: SEELOS THERAPEUTICS, INC. The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20243748592 Amendment After Issuance of Stock 2 Certified By: Rene Richardson Certificate Number: B202401104256750 You may verify this certificate online at http://www.nvsos.gov Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Filed in the Office of Secretary of State State Of Nevada Business Number C8119-1987 Filing Number 20243748592 Filed On 1/10/2024 8:50:00 AM Number of Pages 2